UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – September 8, 2009

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing, PA		19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On September 8, 2009, a subsidiary of Penn National Gaming, Inc. (the “Company”) entered into an agreement with a subsidiary of The Cordish Company (“Cordish”) to acquire Cordish’s 50% interest in Kansas Entertainment, LLC (“Kansas Entertainment”) and to become the managing member of Kansas Entertainment.

The total purchase price for the Kansas Entertainment interests is to be paid in installments based upon achievement of certain regulatory approvals and development events related to the proposed facility described below.  The obligation to pay the full purchase price is subject to receipt of identified regulatory approvals, opening of the facility and certain other closing conditions.

Upon consummation of the agreement, the Company will become the managing member of Kansas Entertainment with Kansas Speedway Development Corporation, a wholly owned subsidiary of International Speedway Corporation (Nasdaq:  ISCA), which owns the remaining 50% interest of Kansas Entertainment.  Kansas Entertainment has a pending application with the Kansas Lottery Commission to develop and operate a Hollywood-themed entertainment destination facility overlooking Turn 2 at Kansas Speedway in the North East Gaming Zone in Wyandotte County, Kansas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 14, 2009	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer